EXHIBIT (10)(55)

FORM OF PROMISSORY NOTE

$75,000.00	October 7, 2011

FOR VALUE RECEIVED, the undersigned, ATTITUDE DRINKS, INC., a Delaware corporation ("Debtor"), promises to pay to the order of  Alpha Capital Anstalt, or its successors or assigns ("Lender"), on the sooner of (i) January 30, 2012 ("Maturity Date"), or (ii) from the proceeds of the next funding by Debtor, at c/o Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, or at such other place as the Lender may designate from time to time in writing to the Debtor, in lawful money of the United States of America, the principal sum of Seventy-five Thousand Dollars ($75,000.00), together with interest on the unpaid principal balance of this Note from the date hereof until paid at ten percent (10%) per annum.  In the event of Debtor's default hereunder, interest on amounts past due pursuant to this Note shall be paid at a rate of eighteen percent (18%) per annum.  Interest shall be computed on the basis of a 360-day year.

The delay or failure to exercise any right hereunder shall not waive such right.  The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

The Lender may, at any time, present this Note or any sum payable hereunder to the Debtor in satisfaction of any sum due or payable by the Lender to Debtor for any reason whatsoever including but not limited to the payment for securities subscriptions.

In the event of default hereunder such that this Note is placed in the hands of an attorney for collection (whether or not suit is filed), or if this Note is collected by suit or legal proceedings or through bankruptcy proceedings, Debtor agrees to pay reasonable attorney’s fees and expenses of collection.

This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.  Exclusive jurisdiction relating to this Note shall vest in courts located in New York State.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note the date and year first above written.

ATTITUDE DRINKS, INC.

By: /S/ Roy Warren
Name: Roy Warren
Title: Chief Executive Officer
ATTEST:

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